SECOND AMENDMENT OF INDENTURE

THIS SECOND AMENDMENT OF INDENTURE (this "Amendment"), made and entered into as of December 7, 2001 (the "Second Amendment Date"), by and between NATIONAL VISION, INC., a Georgia corporation (the "Company"), and State Street Bank and Trust Company, as Trustee (the "Trustee").

W I T N E S S E T H:

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of June 15, 2001, as amended by the First Amendment of Indenture, dated as of July 6, 2001 (collectively, the "Indenture"); and

WHEREAS, certain ambiguities, defects or inaccuracies have been discovered in the Indenture after it was executed and delivered, and pursuant to Section 9.01 of the Indenture, the parties hereto desire to amend the Indenture in certain respects to resolve or eliminate such ambiguities, defects or inaccuracies, all as set forth in and subject to the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Indenture as amended by this Amendment.

2.          Amendments of Indenture. Subject to the terms and conditions of this Amendment, the Indenture shall be amended by:

(a)          adding on the following definition to Section 1.01 after the definition of "Physical Notes" and before the definition of "plan of liquidation" therein the following:

" "Plan" means, collectively, the First Amended Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code, filed by Vista Eyecare, Inc. and Certain of its Debtor Subsidiaries and the First Amended Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code, Filed by Frame-N-Lens Optical, Inc.; Midwest Vision, Inc.; New West Eyeworks, Inc., and Certain of Their Debtor Subsidiaries, each as modified by the Modification to First Amended Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code, filed by Vista Eyecare, Inc. and Certain of its Debtor Subsidiaries and First Amended Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code, Filed by Frame-N-Lens Optical, Inc.; Midwest Vision, Inc.; New West Eyeworks, Inc., and Certain of Their Debtor Subsidiaries.";

(b)          adding on the third line of Section 2.12 after the word "2%" and before the "." therein the following:

"; provided, that interest and principal payments paid into an account held by the Trustee for the benefit of Persons entitled to receive distributions of Notes from the Disputed Claims Reserve (as defined in the Plan) shall not be deemed overdue and shall not accrue Default Interest";

(c)          deleting Section 3.02 in its entirety, and by substituting, in lieu thereof, the following replacement paragraph:

"SECTION 3.02.          Selection of Notes To Be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and contain a written statement showing the remaining principal amount of such Note. The remaining aggregate principal amount of each Note shall thereafter be reflected on the records of the Trustee as provided by Section 2.01. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture.";

(d)          adding on the first line of Section 3.04 after the word "Date" and before the "," therein the following:

"caused to exist by Section 3.03";

(e)          adding on the first line of the second paragraph of Section 3.04 after the word "redemption" and prior to the word "shall" therein the following:

"caused to exist by Section 3.03";

(f)          deleting subparagraph (5) of Section 3.04 and by substituting, in lieu thereof, the following replacement subparagraph:

"(5)          Intentionally omitted.";

(g)          deleting subparagraph (7) of Section 3.04 and by substituting, in lieu thereof, the following replacement subparagraph:

"(7)          if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed; and";

(h)          adding on the third line of Section 3.06 after the word "3.07" and prior to the "." therein the following:

", to the registered Holders at the close of business on each February 13 or August 15, respectively, immediately preceding such Mandatory Redemption Payment Date";

(i)          deleting Section 3.08 in its entirety, and by substituting, in lieu thereof, the following replacement paragraph:

"SECTION 3.08.          Notes Redeemed in Part.

Upon any surrender, for transfer, exchange or otherwise, of a Note that has been redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes of equal face amount to the Note or Notes surrendered to be delivered with a written statement showing the aggregate principal amount of such Notes or Notes that remains due and owing pursuant to the terms thereof.";

(j)          deleting the third sentence of Paragraph 2 on the reverse side of the Note set forth as Exhibit A in its entirety; and

(k)          adding on the fourth line of Paragraph 7 after the word "3.07" and prior to the "." therein the following:

", to the registered Holders at the close of business on each February 13 or August 15, respectively, immediately preceding such Mandatory Redemption Payment Date";

3.          No Other Amendments. Except for the amendments expressly set forth and referred to in Section 2 above, the Indenture shall remain unchanged and in full force and effect.

4.          Ratification. The Company hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Indenture and all other documents delivered by the Company in connection therewith, effective as of the date hereof.

5.          Waiver by the Company The Company hereby waives any claim, defense, demand, action or suit of any kind or nature whatsoever against the Trustee arising on or prior to the date hereof in connection with the Indenture or the transactions contemplated thereunder.

6.          Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

7.          Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the Company hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

8.          Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

9.          Entire Agreement. The Indenture as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

NATIONAL VISION, INC.

By        /s/ Mitchell Goodman

Name:  Mitchell Goodman
Title:    Sr. Vice President and General Counsel

STATE STREET BANK AND TRUST COMPANY,
as Trustee

By        /s/  Kathy A. Larimore

Name:  Kathy A. Larimore
Title: Vice President